EXHIBIT 23.1

                  [LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP]

                                  June 27, 2007

Ms. Janet Janes, President
Canusa Capital Corp.
68220 Espada Road
Cathedral City, CA  92234

Re: Consent to Use Legal Opinion in Form SB-2
    Registration Statement - Canusa Capital Corp.

Dear Ms. Janes:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                    Regards,
                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen Batcher
                                    ----------------------------
                                    Karen A. Batcher, Esq.